FOR IMMEDIATE RELEASE

For additional information, contact at (214) 981-5000:
Leldon E. Echols, Executive Vice President and Chief Financial Officer
Matthew G. Moyer, Vice President—Investor Relations
http://www.centex.com

CENTEX REPORTS RECORD FOURTH QUARTER
AND FISCAL YEAR RESULTS

Fourth Quarter Earnings from Continuing Operations Grow 38%
Reiterates Fiscal Year 2006 Earnings Guidance of $8.75 to $9.25 per diluted share

DALLAS — April 27, 2005: Centex Corporation (NYSE: CTX) today announced revenues, operating earnings and diluted earnings per share for the quarter ended March 31, 2005, were higher than any quarter in its history. The company also announced record results for the ninth consecutive fiscal year.

Highlights of the quarter ended March 31, 2005 (compared to last year’s fourth quarter):
•	Revenues grew 25% to $3.99 billion

•	Earnings from continuing operations grew 38%

•	Earnings per diluted share from continuing operations grew 34% to $2.75

•	Domestic home building operating earnings increased 49% to $525 million

•	Domestic home sales (orders) rose 9%; backlog rose 21% to 18,589 units

Highlights of Fiscal Year 2005 (compared to Fiscal Year 2004)
•	Revenues grew 24% to $12.86 billion

•	Earnings from continuing operations grew 30%

•	Earnings per diluted share from continuing operations grew 27% to $7.64

•	Domestic home building operating earnings increased 43% to $1.38 billion

•	Domestic home building operating margin was 14.7%, up 190 basis points

•	Return on Average Stockholders’ Equity exceeded 28%

     “Overall, fiscal 2005 was another outstanding year. Net earnings surpassed $1 billion for the first time in the company’s history and earnings per diluted share from continuing operations grew by 27 percent. At the same time, we set the foundation for continued strong growth into the future with our record backlog and solid land position,” said Tim Eller, Centex Corporation Chairman and CEO. “The fundamental demand drivers of the U.S. homebuilding industry remain favorable, and we will

Centex Corporation, Page 2 of 4

continue to focus our investment in Centex Homes’ growth. For fiscal 2006, we expect to accelerate our neighborhood growth while continuing to expand our operating margins.”

HOME BUILDING

Domestic

     Operating earnings from Centex Homes were $525 million for the fourth quarter this year, 49% higher than $353 million for the fourth quarter a year ago. Fiscal 2005’s fourth quarter revenues from Centex Homes were $3.09 billion, 29% higher than $2.40 billion for the same quarter last year.

     The 49% increase in operating earnings was achieved on a 5% increase in closings to 10,126 homes in this year’s fourth quarter, as well as a 230 basis point improvement in the operating margin to 17.0%. The operating margin improvement was composed of a 160 basis point improvement in housing gross margin, SG&A leverage and joint venture income. The housing gross margin improvement was driven primarily by an increase in the average selling price of homes delivered and the results of ongoing process improvement initiatives. Additionally, land sales contributed 40 basis points of the 200 basis point gross margin improvement.

     New home orders for this year’s fourth quarter were 11,214 homes, 9% above last year’s level. The backlog of homes sold but not delivered at March 31, 2005 was 18,589 units, 21% higher than the backlog at the same time a year ago. On a dollar basis, backlog grew 40% to exceed $5.94 billion.

     Fiscal 2005 operating earnings from Centex Homes reached a record $1.38 billion, 43% higher than fiscal 2004 operating earnings of $0.97 billion. Centex Homes revenues of $9.36 billion for fiscal 2005 were 24% higher than last year’s revenues.

International

     London-based Fairclough Homes, the international operation of Centex Homes, closed 496 homes during the fourth quarter of fiscal 2005 versus 433 units for the same quarter last year. Operating earnings for the quarter were $29 million, a 58% increase over last year’s fourth quarter operating earnings of $18 million. Operating margin increased 300 basis points to 16.7% in the quarter. This increase reflects an improved pricing environment and increased deliveries from higher-margin neighborhoods.

     For fiscal 2005, Fairclough closed 1,563 homes, producing $67 million of operating earnings and posting increases of 1% and 60%, respectively. Operating profit margin increased 390 basis points to 13.3% for the year.

FINANCIAL SERVICES

     Operating earnings from Financial Services for the fourth quarter this year were $48 million, a 7% increase from the same quarter last year. Revenues from this segment were $289 million for the fourth quarter this year, 15% above $252 million for the same quarter a year ago.

     Fiscal 2005 operating earnings from Financial Services were $204 million, a decrease of 11% compared to $230 million for fiscal 2004. Revenues from Financial Services were $1.11 billion for fiscal 2005, 6% higher than last year’s revenues of $1.05 billion.

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CTX Mortgage Company

     Operating earnings from CTX Mortgage Company totaled $21 million for the fourth quarter of fiscal 2005, 21% lower than $27 million for fiscal 2004’s fourth quarter. Originations from Centex Homes’ closings increased 4% while retail originations fell 18%. CTX Mortgage provided mortgage loans to 73% of Centex Homes’ buyers for the fourth quarter.

     Fiscal 2005 operating earnings from CTX Mortgage Company were $96 million compared to $166 million for the same period a year ago.

Centex Home Equity Company

     Centex Home Equity Company (CHEC) reported operating earnings of $26 million for the fourth quarter of fiscal 2005, a 50% improvement over $18 million in last year’s fourth quarter. For fiscal year 2005, CHEC’s operating earnings rose 68% to $108 million from $65 million in fiscal 2004. The increased earnings were driven by the growth in the loan portfolio, a higher return on that portfolio and an increase in whole loan sales. CHEC’s loan servicing portfolio on which it earns an interest margin reached $7.91 billion, growing 22% versus last year. The return earned on the servicing portfolio grew 34 basis points to 1.50% for fiscal 2005.

CONSTRUCTION SERVICES

     Operating earnings from Construction Services were $7 million for the fourth quarter this fiscal year, versus $4 million for the same quarter last year. The operating margin was 1.8% for this year’s fourth quarter, up 90 basis points from last year’s fourth quarter. New contracts for the quarter were approximately $400 million. For fiscal 2005, Construction Services reported operating earnings of $24 million, 43% more than $16 million in operating earnings in the prior year. Construction Services revenues for fiscal 2005 were $1.74 billion, 9% higher than $1.60 billion in the prior year. For the fourth quarter, Construction Services revenue declined 5% to $407 million. During fiscal 2005, Construction Services was awarded approximately $1.99 billion of new contracts, a 9% increase over $1.82 billion in fiscal 2004. The backlog of uncompleted construction contracts at March 31, 2005 was $2.00 billion, 15% more than $1.75 billion at March 31, 2004.

OUTLOOK

     Centex enters fiscal 2006 with the highest year-end backlog of home sales in its history. Based on current positive sales trends and the strength of the backlog, the company is reiterating its earnings per diluted share guidance of $8.75 to $9.25, which would represent its tenth consecutive record year.

     Centex’s senior management will conduct a conference call to discuss the fourth quarter and fiscal year 2005 financial results, as well as its outlook for fiscal 2006, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, April 28. The conference call, accompanied by a slide presentation, will be webcast simultaneously on the Centex Web site at http://www.centex.com. A replay of the call, as well as the presentation, will be archived on that site.

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Centex Corporation, page 4 of 4

###

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex’s belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. With respect to forward-looking statements relating to the business, operations, assets, liabilities, financial condition or results of operations of Centex, the risks and uncertainties to which these statements are subject include the following: general economic conditions and interest rates; the cyclical and seasonal nature of our businesses; adverse weather conditions; changes in property taxes and energy costs; changes in federal income tax laws and federal mortgage financing programs; governmental regulations; changes in governmental and public policy; changes in economic conditions specific to any one or more of our markets and businesses; competition; availability of land and raw materials; and unexpected operational difficulties. For example, increases in interest rates or decreases in demand for housing on a national or regional basis or increases in the cost or reductions in the supply of suitable land for development, or lumber or other building materials or labor, could affect the revenues or operating earnings of our homebuilding operations. Similarly, increases in interest rates could adversely affect demand for some of the mortgage loans offered by our mortgage finance operations. Finally, changes in national and regional economic conditions and levels of infrastructure and construction spending could adversely affect the results of operations of our construction services operations. These and other risks and uncertainties are described in greater detail in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2004 (including under the captions “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), Centex’s subsequent Quarterly Reports on Form 10-Q, as well as recent Current Reports on Form 8-K, which are on file with the SEC and may be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex’s expectations.

NOTE ATTACHMENTS:
(1) Revenues and Earnings by Lines of Business (Quarter and Year)
(2) Condensed Consolidated Balance Sheets
(3) Condensed Consolidated Cash Flows
(4) Supplemental Domestic Home Building Data
(5) Domestic Housing Activity by Geographic Area
(6) Domestic Housing Activity Dollar Values by Geographic Area
(7) Supplemental International Home Building Data
(8) Supplemental Financial Services Data

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Attachment 1

Centex Corporation and Subsidiaries
Revenues and Earnings by Lines of Business
(dollars in thousands, except per share data)

	Quarter Ended			Fiscal Year Ended
	March 31,			March 31,
	(unaudited)			(unaudited)
	2005	2004 (D)	Change	2005	2004 (D)	Change
Revenues
Home Building (A)	$3,263,046	$2,479,582	32%	$9,860,998	$7,599,519	30%
Financial Services	289,261	252,263	15%	1,107,206	1,047,905	6%
Construction Services	406,690	429,724	(5%)	1,738,603	1,596,335	9%
Other	31,096	31,010	—%	152,888	119,632	28%

Total	$3,990,093	$3,192,579	25%	$12,859,695	$10,363,391	24%

Operating Earnings
Home Building (A)	$553,931	$371,043	49%	$1,445,405	$1,005,290	44%
Financial Services	47,531	44,549	7%	204,360	230,301	(11%)
Construction Services	7,146	3,701	93%	23,524	16,413	43%
Other	(5,812)	14,596	(140%)	5,566	42,458	(87%)

Total Operating Earnings	602,796	433,889	39%	1,678,855	1,294,462	30%
Corporate General Expenses	(21,136)	(34,547)		(82,877)	(105,529)
Interest Expense	(6,185)	(4,499)		(22,209)	(39,869)

Earnings from Continuing Operations
Before Income Taxes	575,475	394,843	46%	1,573,769	1,149,064	37%
Income Taxes	(205,727)	(126,854)		(562,405)	(371,933)

Earnings from Continuing Operations	369,748	267,989	38%	1,011,364	777,131	30%
Earnings from Discontinued Operations, net (B)	—	32,108		—	63,815
Cumulative Effect of Accounting Change (C)	—	—		—	(13,260)

Net Earnings	$369,748	$300,097	23%	$1,011,364	$827,686	22%

Earnings Per Share — Basic
Earnings per Share — Continuing Operations	$2.89	$2.17	33%	$8.08	$6.30	28%
Earnings per Share — Discontinued Operations	—	0.26		—	0.52
Earnings per Share — Cumulative Effect	—	—		—	(0.11)

Earnings Per Share — Basic	$2.89	$2.43	19%	$8.08	$6.71	20%

Earnings Per Share — Diluted
Earnings per Share — Continuing Operations	$2.75	$2.05	34%	$7.64	$6.01	27%
Earnings per Share — Discontinued Operations	—	0.25		—	0.49
Earnings per Share — Cumulative Effect	—	—		—	(0.10)

Earnings Per Share — Diluted	$2.75	$2.30	20%	$7.64	$6.40	19%

Average Shares Outstanding:
Basic	127,739,654	123,525,669	3%	125,226,596	123,382,068	1%
Diluted	134,248,349	130,515,294	3%	132,397,961	129,392,821	2%

(A) 3333 Holding Corporation and Centex Development Company, L.P. were consolidated into Centex Corporation on February 29, 2004. As a result, beginning March 1, 2004, International Home Building is fully consolidated as a component of Home Building. Centex’s equity in the earnings of International Home Building prior to March 1, 2004 have been reclassified from Investment Real Estate(now in Other) to Home Building. See Attachment 7 for additional International Home Building information.

(B) Includes the operations spun-off in the Centex Construction Products (now known as Eagle Materials Inc.) and Cavco transactions and other discontinued manufactured housing operations.

(C) Represents the cumulative effect of change in accounting resulting from the consolidation of HSF-I effective July 1, 2003.

(D) Certain prior year items have been reclassified to conform to current period classifications.

Attachment 2

Centex Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in millions)
(unaudited)

	Centex Corporation and Subsidiaries		Centex Corporation*		Financial Services
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2005	2004	2005	2004	2005	2004
Assets
Cash -
Unrestricted	$503	$179	$491	$161	$12	$18
Restricted	378	310	53	50	325	260
Receivables -
Residential Mortgage Loans Held for Investment	7,914	6,498	—	—	7,914	6,498
Residential Mortgage Loans Held for Sale	1,775	1,820	—	—	1,775	1,820
Other Receivables	797	669	599	491	198	178
Inventories -
Homebuilding	7,072	5,105	7,072	5,105	—	—
Land Held Under Option Agreements not Owned	457	362	457	362	—	—
Other	33	94	27	85	6	9
Investments	164	140	736	672	—	—
Property and Equipment, net	162	156	119	115	43	41
Goodwill	253	255	241	238	12	17
Deferred Charges and Other Assets	503	481	334	239	169	242

	$20,011	$16,069	$10,129	$7,518	$10,454	$9,083

Liabilities and Stockholders’ Equity
Accounts Payable and Accrued Liabilities	$2,304	$1,963	$2,145	$1,715	$114	$264
Debt
Non-Financial Services	3,247	2,418	3,247	2,418	—	—
Financial Services	9,721	8,302	—	—	9,721	8,302
Minority Interests	458	336	456	335	2	1
Stockholders’ Equity	4,281	3,050	4,281	3,050	617	516

	$20,011	$16,069	$10,129	$7,518	$10,454	$9,083

* In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries balance sheets. We believe that separate disclosure of the consolidating information is useful because: the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and Centex Corporation has limited obligations with respect to the indebtedness of its Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 3

Centex Corporation and Subsidiaries
Condensed Consolidated Cash Flows
(Dollars in millions)
(unaudited)

	Centex Corporation and Subsidiaries		Centex Corporation*		Financial Services
	For the Fiscal Year Ended March 31,		For the Fiscal Year Ended March 31,		For the Fiscal Year Ended March 31,
	2005	2004	2005	2004	2005	2004
Cash Flows — Operating Activities
Net Earnings	$1,011	$828	$1,011	$828	$126	$133
Adjustments -
Depreciation and Amortization	107	101	89	84	18	17
Other Noncash Adjustments	36	22	(200)	(138)	159	102
Decrease in Loans Held for Sale	44	927	—	—	44	927
(Increase) Decrease in Inventories	(1,880)	(1,203)	(1,883)	(1,203)	3	—
Other Operating Activities	223	—	387	81	(200)	(88)

	(459)	675	(596)	(348)	150	1,091

Cash Flows — Investing Activities
Increase in Loans Held for Investment	(1,515)	(1,935)	—	—	(1,515)	(1,935)
Other Investing Activities	(8)	38	39	(33)	(11)	3

	(1,523)	(1,897)	39	(33)	(1,526)	(1,932)

Cash Flows — Financing Activities
Increase (Decrease) in Short-Term Debt, net	371	(1,083)	8	(25)	363	(1,058)
Issuance of Long-Term Debt, net	1,873	2,143	817	241	1,056	1,902
Other Financing Activities	67	(116)	67	(116)	(49)	—

	2,311	944	892	100	1,370	844

Effect of Exchange Rate on Cash	(5)	1	(5)	1	—	—

Net Increase (Decrease) in Cash and Cash Equivalents	324	(277)	330	(280)	(6)	3
Cash and Cash Equivalents at Beginning of Period	179	456	161	441	18	15

Cash and Cash Equivalents at End of Period	$503	$179	$491	$161	$12	$18

* In the supplemental data presented above, “Centex Corporation” represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries cash flows. We believe that separate disclosure of the consolidating information is useful because: the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and Centex Corporation has limited obligations with respect to the indebtedness of its Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 4

Centex Corporation and Subsidiaries
Supplemental Home Building Data — Domestic Operations
(unaudited)

(dollars in millions, except per unit data)
	Quarter Ended March 31,					Fiscal Year Ended March 31,
	2005		2004		2005		2004
HOME BUILDING — DOMESTIC
Revenues — Housing	$2,909.2	100.0%	$2,363.1	100.0%	$9,007.1	100.0%	$7,360.7	100.0%
Cost of Sales — Housing	(2,078.8)	(71.5%)	(1,728.3)	(73.1%)	(6,486.7)	(72.0%)	(5,401.1)	(73.4%)

Gross Margin — Housing	830.4	28.5%	634.8	26.9%	2,520.4	28.0%	1,959.6	26.6%

Revenues — Land Sales & Other	180.4		36.0		352.6		158.3
Cost of Sales — Land Sales & Other	(107.3)		(18.0)		(261.4)		(143.2)

Gross Margin — Land Sales & Other	73.1		18.0		91.2		15.1

Total Gross Margin	903.5	29.2%	652.8	27.2%	2,611.6	27.9%	1,974.7	26.3%
Selling, General & Administrative	(392.9)	(12.7%)	(306.2)	(12.8%)	(1,301.6)	(13.9%)	(1,038.8)	(13.8%)
Other Income	14.3	0.5%	6.6	0.3%	68.8	0.7%	30.0	0.3%

Operating Earnings	$524.9	17.0%	$353.2	14.7%	$1,378.8	14.7%	$965.9	12.8%

Units Closed	10,126		9,635		33,387		30,358
Average Unit Sales Price	$287,307		$245,267		$269,780		$242,465
% Change	17.1%		8.9%		11.3%		10.1%
Operating Earnings per Unit	$51,836		$36,660		$41,298		$31,816
% Change	41.4%		36.5%		29.8%		33.2%
Average Neighborhoods	613		557		589		558
% Change	10.1%		1.1%		5.6%		7.5%

LOT POSITION — DOMESTIC

	As of March 31,
	2005	2004	Change
Lot Owned and Controlled:
Lots Owned	96,945	77,475	25.1%
Lots Controlled	168,350	115,366	45.9%

Total	265,295	192,841	37.6%

Attachment 5

Centex Corporation and Subsidiaries
Supplemental Home Building Data — Domestic Operations
Housing Activity (Units) by Geographic Area

	Closings
	Quarter Ended March 31,			Fiscal Year Ended March 31,
	2005	2004	Change	2005	2004	Change
Mid-Atlantic	1,839	1,502	22%	5,823	5,201	12%
Southeast	1,992	1,860	7%	5,879	5,568	6%
Midwest	1,821	1,807	1%	6,712	5,801	16%
Southwest	2,816	3,073	(8%)	9,158	8,708	5%
West Coast	1,658	1,393	19%	5,815	5,080	14%

	10,126	9,635	5%	33,387	30,358	10%

	Sales (Orders) Backlog
	As of March 31,
	2005	2004	Change
Mid-Atlantic	3,461	2,801	24%
Southeast	5,006	3,707	35%
Midwest	3,273	3,392	(4%)
Southwest	3,688	2,869	29%
West Coast	3,161	2,645	20%

	18,589	15,414	21%

	Sales (Orders)
	Quarter Ended March 31,			Fiscal Year Ended March 31,
	2005	2004	Change	2005	2004	Change
Mid-Atlantic	1,883	1,732	9%	6,483	5,854	11%
Southeast	2,006	2,045	(2%)	7,178	6,562	9%
Midwest	2,128	2,081	2%	6,593	6,273	5%
Southwest	3,363	2,764	22%	9,977	9,319	7%
West Coast	1,834	1,652	11%	6,331	5,714	11%

	11,214	10,274	9%	36,562	33,722	8%

Attachment 6

Centex Corporation and Subsidiaries
Supplemental Home Building Data — Domestic Operations
Housing Activity (Values) by Geographic Area

	Housing Revenues - Closings
	(dollars in millions)
	Quarter Ended March 31,			Fiscal Year Ended March 31,
	2005	2004	Change	2005	2004	Change
Mid-Atlantic	$564.2	$425.3	33%	$1,700.8	$1,434.3	19%
Southeast	532.8	470.4	13%	1,506.5	1,290.1	17%
Midwest	397.4	372.3	7%	1,431.8	1,203.4	19%
Southwest	513.0	490.3	5%	1,557.1	1,358.4	15%
West Coast	901.8	604.8	49%	2,810.9	2,074.5	35%

	$2,909.2	$2,363.1	23%	$9,007.1	$7,360.7	22%

	Sales (Orders) Backlog Value
	(dollars in millions)
	As of March 31,
	2005	2004	Change
Mid-Atlantic	$1,227.3	$914.2	34%
Southeast	1,458.0	982.8	48%
Midwest	726.0	682.4	6%
Southwest	804.2	463.7	73%
West Coast	1,725.9	1,188.9	45%

	$5,941.4	$4,232.0	40%

Attachment 7

Centex Corporation and Subsidiaries
Supplemental Home Building Data — International Operations
(unaudited)

(dollars in millions, except per unit data)
	Quarter Ended March 31,				Fiscal Year Ended March 31,
	2005		2004		2005		2004
HOME BUILDING — INTERNATIONAL
Revenues — Housing	$170.0	100.0%	$130.1	100.0%	$492.0	100.0%	$428.7	100.0%
Cost of Sales — Housing	(125.4)	(73.8%)	(95.2)	(73.2%)	(357.9)	(72.7%)	(333.5)	(77.8%)

Gross Margin — Housing	44.6	26.2%	34.9	26.8%	134.1	27.3%	95.2	22.2%

Revenues — Land Sales & Other	3.4		3.8		9.3		10.3
Cost of Sales — Land Sales & Other	1.9		(3.7)		(5.5)		(6.2)

Gross Margin — Land Sales & Other	5.3		0.1		3.8		4.1

Total Gross Margin	49.9	28.8%	35.0	26.1%	137.9	27.5%	99.3	22.6%
Selling, General & Administrative	(21.0)	(12.1%)	(16.7)	(12.4%)	(71.4)	(14.2%)	(57.8)	(13.2%)
Other Income	0.1	—%	—	—%	0.1	—%	—	—%

Operating Earnings	29.0	16.7%	18.3	13.7%	66.6	13.3%	41.5	9.4%
Interest	(0.9)	(0.5%)	(0.5)	(0.4%)	(2.9)	(0.6%)	(2.1)	(0.4%)

Earnings Before Income Taxes	$28.1	16.2%	$17.8	13.3%	$63.7	12.7%	$39.4	9.0%

Units Closed	496		433		1,563		1,547
Unit Sales	419		349		1,456		1,492
Plots Owned and Controlled	5,541		5,033		5,541		5,033
Average Unit Sales Price	$342,740		$300,499		$314,797		$277,125
% Change	14.1%		26.1%		13.6%		17.5%
Operating Earnings per Unit	$58,552		$42,296		$42,602		$26,840
% Change	38.4%		85.5%		58.7%		74.6%

Attachment 8

Centex Corporation and Subsidiaries
Supplemental Financial Services Data

CTX Mortgage Company

	Quarter Ended March 31,			Fiscal Year Ended March 31,
	2005	2004	Change	2005	2004	Change
Originations
Builder	6,829	6,558	4%	22,517	20,865	8%
Retail	9,416	11,465	(18%)	44,816	67,481	(34%)

Total	16,245	18,023	(10%)	67,333	88,346	(24%)

Applications
Builder	7,301	7,092	3%	24,631	24,031	2%
Retail	10,421	15,057	(31%)	39,848	65,514	(39%)

Total	17,722	22,149	(20%)	64,479	89,545	(28%)

Loan Volume (in billions)	$3.38	$3.24	5%	$13.04	$15.12	(14%)

Average Loan Size	$208,200	$179,600	16%	$193,600	$171,100	13%

Operating Profit per Loan	$1,306	$1,496	(13%)	$1,425	$1,876	(24%)

Centex Home Equity

	Quarter Ended March 31,			Fiscal Year Ended March 31,
	2005	2004	Change	2005	2004	Change
Originations	9,985	8,891	12%	43,617	36,659	19%

Applications	103,495	91,077	14%	401,302	340,894	18%

Loan Volume (in billions)	$1.21	$1.01	20%	$5.28	$3.92	35%

Average Loan Size	$121,100	$114,100	6%	$121,000	$106,900	13%

Earnings As a % of Average Portfolio Accounting Method Loans	1.35%	1.12%		1.50%	1.16%

Servicing Portfolio:

	As of March 31,
	2005	2004	Change
Number of Loans:
Portfolio Accounting Method	83,972	76,215
Serviced for Others	16,431	10,858

Total	100,403	87,073	15%

Servicing Portfolio (in billions):
Portfolio Accounting Method	$7.91	$6.50
Serviced for Others	1.40	0.64

Total	$9.31	$7.14	30%